Exhibit 10.10
July 19, 2007

Celsius Holdings, Inc.
140 NE 4th Avenue, Suite C
Delray Beach, FL 33483

Attention: Steve Haley, President

Re:           Letter Agreement regarding Registration Rights

Dear Steve:

Reference is made to that certain Registration Rights Agreement dated as of January 24, 2007 by and among Celsius Holdings, Inc. (the "Company"), Investa Capital Partners Inc., those subscribers whose names and signatures appear on the signature pages to the agreement, John T. Nugent, Anthony J. Baudanza and Gregory T. Horn (the "Registration Rights Agreement") and the notice of exercise of our piggy-back registration rights thereunder dated July 18, 2007 (the "Exercise Notice").

The parties to this letter agreement hereby acknowledge and agree that the inclusion of 2,500,000 Registerable Securities (as defined in the Registration Rights Agreement) owned by John T. Nugent and 2,500,0000 Registerable Securities owned by Anthony T. Baudanza in the registration statement on Form SB-2 (the "Fusion Registration Statement") that the Company plans to file with the Securities and Exchange Commission ("SEC") registering under the Securities Act of 1933, as amended (the "Securities Act"), shares of the Company's common stock to be issued to Fusion Capital Fund II, LLC and its affiliates ("Fusion"), will satisfy the requirement for filing an initial registration statement set forth in Section 2.1 of the Registration Rights Agreement and the Exercise Notice with respect to the Registerable Securities owned by John T. Nugent and Anthony J. Baudanza.  The parties hereto also agree and acknowledge that all Registerable Securities owned by John T. Nugent and Anthony J. Baudanza not registered by the Fusion Registration Statement once it becomes effective (i) will continue to have the piggy back registration rights set forth in Section 2.2 of the Registration Rights Agreement and (ii) will be subject of demand registration rights granted by the Company in favor of John T. Nugent and Anthony J. Baudanza, as described in more detail below.

Each of John T. Nugent and Tony J. Baudanza may request registration under the Securities Act of the sale of all or any portion of their remaining Registerable Securities (a "Demand Registration") by the Company, such request notice to be given to the Company in writing. Within 30 days of the date the Company has received the Demand Registration request, and subject to the terms of the Registration Rights Agreement, the Company shall file a Registration Statement with the SEC including all Registerable Securities subject to the Demand Registration request. The Company shall not be obligated to effect for the benefit of John T. Nugent and Anthony J. Baudanza more than two Demand Registrations.  All other terms of these Demand Registration rights shall be as set forth under the Registration Rights Agreement, including Sections 2.3, 2.4, 2.5, 2.6, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 13 thereof.

Please acknowledge your agreement with the terms of this letter by countersigning below and returning a countersigned copy to John T. Nugent.

Sincerely,

/s/: John T. Nugent
John T. Nugent
Agreed and Acknowledged this 19th day of July, 2007
/s/: Anthony J. Baudanza                                                       CELSIUS, INC.
Anthony J. Baudanza                                                              By:  /s/: Steve Haley
Name:    Steve Haley
Title:      CEO